UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2011

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, Massachusetts 01876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 654-7600

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 24, 2011, the stockholders of Cambridge Heart, Inc. (the “Company”) approved an amendment to Article Fourth of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of shares of Common Stock authorized for issuance from 150,000,000 to 250,000,000.

The complete text of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following provides a summary of votes cast for the proposals on which the stockholders of the Company voted at the annual meeting of stockholders held on June 24, 2011 (the “Annual Meeting”):

Proposal 1. The election of five directors to serve terms until the next annual meeting of stockholders and the election of their successors.

Director Nominee	For	Withheld	Broker Non-Votes
Roderick de Greef	55,564,564	1,953,903	45,094,981
Ali Haghighi-Mood	55,068,140	2,450,327	45,094,981
John McGuire	55,663,162	1,855,305	45,094,981
Paul McCormick	55,661,062	1,857,405	45,094,981
Jeffrey Wiggins	55,677,615	1,840,852	45,094,981

Proposal 2. The approval of an amendment to the Certificate of Incorporation increasing the number of shares of Common Stock authorized for issuance from 150,000,000 to 250,000,000.

For	Against	Abstain	Broker Non-Vote
90,252,285	11,967,653	393,510	0

Proposal 3. The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain	Broker Non-Vote
97,374,957	3,471,455	1,767,036	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant dated June 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMBRIDGE HEART, INC.

By:	/s/ Ali Haghighi-Mood
Ali Haghighi-Mood
Chief Executive Officer

Date: June 27, 2011